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                                        Filed Pursuant to Rule 424 (b)(3) of the
                                        Rules and Regulations Under the
                                        Securities Act of 1933
                                        Registration Statement No. 333-122678

PROSPECTUS SUPPLEMENT

(To Prospectus dated May 6, 2004)

                                  $31,100,000

                             K & F Industries, Inc.

                   7 3/4% Senior Subordinated Notes Due 2014

      This Prospectus Supplement, together with this Prospectus, is to be used by the selling securityholders named in the Prospectus in connection with resales of the above-referenced securities.

August 15, 2005